                                  Exhibit 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


 We consent to the use of our report dated January 29, 2001, included in the Annual Report on Form 10-K of Vista Medical Technologies, Inc. for the year ended December 31, 2000, with respect to the consolidated financial statements, as amended, incorporated by reference in this Form 10-K/A.

ERNST & YOUNG LLP


San Diego, California
April 30, 2001